UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/10/2010

News Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On February 10, 2010, Dow Jones & Company, Inc. ("Dow Jones"), a subsidiary of News Corporation, announced that it had entered into an agreement with CME Group Inc. ("CME") to form a joint venture to operate a global financial index services business.

Pursuant to the agreement, Dow Jones and CME will own ten percent and ninety percent, respectively, of the joint venture, to which Dow Jones will contribute its Dow Jones Indexes business valued at $675 million and CME will contribute a business which provides certain market data services valued at $607.5 million. Dow Jones will retain a key role in the management of the Dow Jones Industrial Average. The new joint venture will raise approximately $613 million in third-party debt that will be used to a pay a $607.5 million distribution to Dow Jones.

A copy of the Dow Jones press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit
Number         Description
________________________________________
99.1                 Press release of Dow Jones & Company, Inc., dated February 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

News Corporation

Date: February 11, 2010	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release of Dow Jones & Company, Inc., dated February 10, 2010.